UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

Real Goods Solar, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Real Goods Solar, Inc.

110 16th Street, Suite 300

Denver, Colorado 80202

SUPPLEMENT TO THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT DATED JULY 6, 2017

To our shareholders:

The information contained in this supplement (the “Supplement”) amends and supplements the corresponding information in the Notice of Annual Meeting of Shareholders and Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2017 (the “Proxy Statement”) by Real Goods Solar, Inc., a Colorado corporation (“we”, “us”, “our”, or “RGS Energy”), in connection with the solicitation of proxies on behalf of RGS Energy for use at our 2017 Annual Meeting of Shareholders and at any adjournment, postponement, continuation or rescheduling thereof (the “2017 Annual Meeting”). The 2017 Annual Meeting will be held on Wednesday, August 23, 2017, at 10:00 a.m. local time, at the Holiday Inn Express, 401 17th Street, Denver, Colorado 80202, which is the same time and place specified in the Proxy Statement.

On July 14, 2017, a small group of our shareholders led by Iroquois Master Fund, Ltd. (together with its affiliates, “Iroquois”), who together beneficially own approximately 4.99% of the outstanding shares of the Class A Common Stock, par value $0.0001 per share, of RGS Energy, filed a preliminary proxy statement (the “Iroquois Proxy Statement”) with the SEC in connection with a solicitation of proxies for the 2017 Annual Meeting. Per the Iroquois Proxy Statement, Iroquois is recommending that shareholders vote “withhold” in the re-election of our slate of incumbent director nominees and “against” the approval of an amendment to our 2008 Long-Term Incentive Plan at the 2017 Annual Meeting. The Iroquois Proxy Statement does not offer any alternative nominees to the Board of Directors. You may receive solicitation materials from Iroquois, including proxy statements and blue proxy cards.

The Board of Directors strongly urges you not to sign or return any proxy card sent to you by Iroquois. If you have previously submitted a proxy card sent to you by Iroquois, you may revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the 2017 Annual Meeting by using the proxy card enclosed in the Proxy Statement filed with the SEC by RGS Energy on July 6, 2017 and sent to our shareholders. The Board of Directors recommends that you vote FOR all of the director nominees proposed by the Board, FOR approving the amendment to the RGS Energy 2008 Long-Term Incentive Plan, and FOR the ratification of the appointment of Hein & Associates as our independent auditors for the 2017 fiscal year. As discussed in the Proxy Statement, the proxy card, the 2016 annual report, the Proxy Statement, and voting instructions are also being made available to shareholders at http://www.viewproxy.com/RealGoodsSolar/2017AM. You may also request a printed copy of the Proxy Statement and the proxy card by any of the following methods: (a) telephone at 303-222-8344; (b) Internet at http://www.viewproxy.com/RealGoodsSolar/2017AM; or (c) email at investorrelations@rgsenergy.com.

Because Iroquois filed the Iroquois Proxy Statement with the SEC, the SEC proxy rules require RGS Energy to submit additional disclosure to its shareholders. The purpose of this Supplement is to provide additional disclosure required under Rule 14a-101 of the Securities Exchange Act of 1934, as amended, in connection with a contested director election. Such additional disclosure is set forth below under the heading “Additional Disclosures.” No other changes have been made to the Proxy Statement, and this Supplement has not been updated to reflect events occurring subsequent to the filing of the Proxy Statement. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT AND THE INFORMATION SET FORTH BELOW SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

ADDITIONAL DISCLOSURES

The Proxy Statement is hereby amended and supplemented to include the following information:

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION OF PROXIES BY RGS ENERGY

Under applicable SEC rules, members of the Board of Directors, director nominees, and certain officers of RGS Energy are deemed to be “participants” with respect to RGS Energy’s solicitation of proxies in connection with the 2017 Annual Meeting. Additionally, the following are deemed “associates” of such participants: (i) any corporation or organization in which a participant is an officer or a partner or is (directly or indirectly) the beneficial owner of 10 percent or more of any class of equity securities; (ii) any trust or estate in which a participant has a substantial beneficial interest or as to which a participant serves as a trustee or other fiduciary; and (iii) any relative or spouse, or relative of that spouse, who has the same home as a participant or is a director or officer of RGS Energy or a subsidiary. Certain information about the persons who are deemed “participants” and their associates is provided below.

Names and Principal Occupations of Participants

The name, principal occupation, and business address for each of our directors and nominees who is deemed a “participant” in the solicitation is set forth below.

Name	Principal Occupation	Address
Dennis Lacey	CEO, Real Goods Solar, Inc.	110 16th Street, Suite 300, Denver, Colorado 80202

David Belluck (1)	General Partner, Riverside Partners, LLC	One Exeter Plaza, 699 Boylston Street, 14th Floor, Boston, Massachusetts 02116

Pavel Bouska	Independent Business Consultant	1453 County Road 83, Boulder, Colorado, 80302

Ian Bowles	Managing Director, WindSail Capital Group, LLC	133 Federal Street, Suite 1201, Boston, Massachusetts 02110

John Schaeffer	President and Founder, Real Goods	13771 S. Highway 101, Hopland, California 95449
Robert L. Scott	Retired	c/o Real Goods Solar, Inc., 110 16th Street, Suite 300, Denver, Colorado 80202

(1)	Mr. Belluck is not seeking reelection at the 2017 Annual Meeting.

Information Regarding Ownership of RGS Energy Securities by Participants

The number of shares of Class A common stock beneficially owned by the participants is set forth in the “Beneficial Ownership of Shares” section of the Proxy Statement, as of July 6, 2017. None of the participants own any RGS Energy securities of record which they do not own beneficially.

Mr. Belluck is the manager of Riverside Partners III, LLC, which is the manager of Riverside Partners III, L.P., which is the owner of Riverside Renewable Energy Investment, LLC (“Riverside”). Riverside is deemed an associate of Mr. Belluck under applicable SEC rules.

Sales and Purchases of RGS Energy Securities by Participants

Except as set forth below, no participant has purchased or sold RGS Energy securities within the past two years.

Name	Securities	Purchased or Sold	Date

Dennis Lacey	15,000 shares of Class A Common Stock	Purchased	March 17, 2017

Robert L. Scott	10 shares of Class A Common Stock	Sold	March 17, 2017

No part of the purchase price or market value of any of the shares specified in the table above is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities by such participant.

Miscellaneous Information Concerning Participants

As previously reported in our Current Report on Form 8-K filed May 24, 2017, we entered into an agreement with Mobomo, LLC (“Mobomo”) on May 23, 2017, pursuant to which Mobomo will design and develop a new RGS Energy customer portal mobile phone application. Subject to the terms and conditions of the agreement, we expect to pay Mobomo a total fee of $516,000 in installments over five months and reimburse Mobomo’s out-of-pocket expenses. We may terminate the agreement at any time upon 30 days’ notice. The agreement contains customary confidentiality and non-solicitation obligations, representations, warranties, covenants and other provisions. Mobomo’s Chief Executive Officer, Brian Lacey, is the son of Mr. Lacey. RGS Energy approved the agreement in accordance with its related-party transaction policy.

Except as described in this Supplement or otherwise disclosed in the Proxy Statement, to RGS Energy’s knowledge:

•	No associate of any participant beneficially owns, directly or indirectly, any securities of RGS Energy.
•	No participant beneficially owns, directly or indirectly, any securities of RGS Energy.
•	No participant owns any securities of RGS Energy of record that such participant does not own beneficially.
•	No participant beneficially owns, directly or indirectly, any securities of any parent or subsidiary of RGS Energy.
•	Since the beginning of RGS Energy’s last fiscal year, no participant or any of his or her associates or immediate family members was a party to any transaction, or is to be a party to any currently proposed transaction, in which (a) RGS Energy was or is to be a participant, (b) the amount involved exceeded or exceeds $120,000 and (c) any such participant, associate or immediate family member had or will have a direct or indirect material interest.
•	No participant or any of his or her associates has any arrangements or understanding with any person with respect to any future employment by RGS Energy or its affiliates, or with respect to any future transactions to which RGS Energy or any of its affiliates will or may be a party.
•	No participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of RGS Energy, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or giving or withholdings of proxies.
•	No participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2017 Annual Meeting other than, with respect to each director nominee, such nominee’s interest in election to the Board of Directors.

COST OF SOLICITATION BY RGS ENERGY

We will bear the cost of solicitation, which will consist primarily of preparing, printing, assembling and mailing the Proxy Statement, the accompanying proxy card and other material furnished to shareholders in connection with the solicitation of proxies. In addition, our officers, directors and employees may solicit proxies by written communication or telephone. These persons will receive no special compensation for any solicitation activities and we have not specially engaged any employees in connection with the solicitation.

We have retained the services of MacKenzie Partners, Inc., a professional solicitation firm, as proxy solicitor for the 2017 Annual Meeting. We expect to pay MacKenzie Partners, Inc. a fee not expected to exceed $75,000 for the services it will perform as proxy solicitor in connection with the 2017 Annual Meeting,. Further, we will reimburse MacKenzie Partners, Inc. for its reasonable out-of-pocket expenses in connection therewith. We have also agreed to indemnify MacKenzie Partners, Inc. against certain liabilities relating to or arising out of the engagement. Mackenzie Partners, Inc. has informed us that it expects that approximately 15 of its employees will assist in the solicitation. RGS Energy’s total expenses related to the solicitation (in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of RGS Energy’s regular employees and officers), are expected to aggregate up to approximately $73,500, of which approximately $2,500 has been spent to date.